                                                                      EXHIBIT 23


                       INDEPENDENT ACCOUNTANTS' CONSENT
                       --------------------------------


Image Entertainment, Inc.
Chatsworth, California

We consent to incorporation by reference in the registration statements (Nos. 33-43241, 33-55393 and 33-57336) all on Form S-8 of Image Entertainment, Inc. of our report dated May 29, 1998 except for Note 8, as to which the date is June 18, 1998, relating to the consolidated balance sheets of Image Entertainment, Inc. as of March 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1998, and the related schedule, which report appears in the March 31, 1998 annual report on Form 10-K of Image Entertainment, Inc.



                                             /s/ KPMG PEAT MARWICK LLP



Los Angeles, California
June 24, 1998 except for Note 8,
as to which the date is June 18, 1998